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                                                                     Exhibit 5.1



                              September 11, 1997




Silicon Graphics, Inc.
2011 North Shoreline Boulevard
Mountain View, CA  94043-1389

Ladies and Gentlemen:

          We are acting as special counsel for Silicon Graphics, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") covering the registration under the Securities Act of 1933, as amended (the "Act"), of shares of the Company's common stock, par value $.001 per share (the "Shares"), and related Preferred Share Purchase Rights. The Shares are to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger and Reorganization dated as of May 14, 1997 (as amended, the "Merger Agreement") between the Company, ParaGraph Acquisition Corporation, ParaGraph International, Inc., and the principal shareholders listed therein.

          We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we have deemed necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals and the conformity to the originals of all documents presented to us as copies. In rendering our opinion, we have relied as to factual matters upon officers of the Company and certificates of public officials.

          Our opinion express herein is limited to the General Corporation Law of the State of Delaware.

          Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when issued and delivered in accordance with the
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                                                              September 11, 1997

terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement. In giving this consent, we do not thereby concede that we come into the category of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.



                                         Very truly yours,



                                         /s/ Shearman & Sterling